EXHIBIT 3.4

BY-LAWS OF

COATES INTERNATIONAL, LTD.

A Nevada corporation

May 9, 2018

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.  Annual Meeting. The annual meeting of the stockholders of Coates International, Ltd. (the “Corporation”) for the election of directors and for the transaction of such other business as may come before the meeting shall be on the third Monday of April of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, at such time and at such location as shall be designated by the Board of Directors or at such other date, time, and location as the Board of Directors shall designate. Notwithstanding the foregoing, the annual meeting may be waived by a majority of stockholders representing a majority of the votes eligible to vote at a meeting of stockholders on matters brought before the stockholders for a vote.

Section 2.  Special Meetings. Special meetings of the stockholders, unless otherwise prescribed by statute, may be called at any time by the Board or the President.

Section 3.  Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and who shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board of Directors shall fix, after the adjournment, a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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Section 4.  Place of Meetings. Meetings of the stockholders may be held at such place, within or without the State of Nevada, as the Board of Directors or the officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

Section 5.  Quorum. At all meetings of the stockholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officers of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

Section 5.  Organization. At each meeting of the stockholders, the President, or in his absence or inability to act, any person chosen by a majority of those stockholders, present, in person or by proxy and entitled to vote, shall act as chairman of the meeting. The secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting keep the minutes thereof.

Section 7.  Order of Business. Except as otherwise provided by statute, by the Certificate of Incorporation, or by any certificate duly filed in the State of Nevada pursuant to Nevada General Corporation Law, each holder of record of shares of Common Stock of the Corporation shall be entitled to one vote per share. Each holder of record of shares of Preferred Stock shall be entitled to the number of votes stipulated in any Certificate of Designation authorized by a duly adopted resolution of the board of directors and duly filed with the Secretary of State of the state of Nevada. Stockholders entitled to vote shall be determined on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there by such proxy, and shall state the number of shares voted.

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Section 9.  List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 10.  Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by the inspection and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

Section 11.  Consent of Stockholder in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with: (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (2) unless the Certificate of Incorporation provides otherwise, with the written consent of the holders of not less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders not signing such written consent of the taking of corporate action without a meeting and by less than unanimous written consent.

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ARTICLE II

BOARD OF DIRECTORS

Section 1.  General Power. The business and affairs of the corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2.  Number, Qualifications, Election, and Term of Office. The number of directors of the Corporation shall be six but, by vote of a majority of the entire Board or amendment of these By-Laws, the number thereof may be increased or decreased as may be so provided, subject to the provisions of Section 11 of this Article II. All of the directors shall be at least twenty-one (21) years of age. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected at the annual meeting of the stockholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such election shall be elected. Each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified or until his death, or until he shall have resigned, or have been removed, as hereinafter provided by statute or the Certificate of Incorporation.

Section 3.  Place of Meeting. Meetings of the Board of Directors may be held at such place, within or without the State of Nevada, as the Board of Directors may from time to time determine or shall be specified in the notice of waiver of notice of such meeting.

Section 4.  First Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Nevada which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

Section 5.  Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly at such place as the Board of Directors may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws. At the discretion of the duly elected Chairman of the Board, quarterly regular meeting may be waived if there is no new business to be conducted at any such regular meeting.

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Section 6.  Special Meetings. Special meetings of the Board of Directors may be called by one or more directors of the Corporation or by the President.

Section 7.  Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone or email, at least twenty-four (24) hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting submit a signed waiver of the lack of notice to him, who shall attend such meeting without protesting, prior to or at its commencement. Except as otherwise specifically required by these By- Laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

Section 8.  Quorum and Manner of Acting. A majority of the entire Board of Directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the first meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

Section 9.  Organization. At each meeting of the Board of Directors, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting keep the minutes thereto.

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Section 10.  Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11.  Vacancies. Vacancies may be filled by a majority of the directors then in office, through less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced, if there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Nevada Business Court having jurisdiction may, upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section for the filling of other vacancies.

Section 12.  Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for that purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as provided in these By-Laws. Notwithstanding the foregoing, a director my be removed by written consent by the stockholders that would otherwise have been entitled to the majority of the eligible votes at a meeting of stockholders to vote on such removal, in lieu of a special meeting stockholders.

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Section 13.  Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE III

COMMITTEES

Section 1.  Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have the right to exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 2.  Committee Rules. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these By-Laws.

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ARTICLE IV

OFFICERS

Section 1.  Number and Qualifications. The officers of the Corporation shall be the President, Secretary, and Treasurer. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board of Directors following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board of Directors may from time to time elect, or the President may appoint, such other officers (including one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of Directors or by the appointing authority.

Section 2.  Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.  Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors at any meeting of the Board of Directors, or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

Section 4.  Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment of such office.

Section 5.  Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board of Directors may require.

Section 6.  Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors; provided, however, that the Board of Directors may delegate to the President the power to fix the compensation of officers and agents appointed by the President. An Officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

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Section 7.  President. The President shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the Stockholders and of the Board of Directors and shall be an ex officio member of all committees of the Board of Directors. He shall perform all duties incident to the office of President and Chief Executive Office and such other duties as may from time to time be assigned to him by the Board of Directors.

Section 8.  Secretary. The Secretary shall:

(a)	Keep or cause to be kept in one or more books provided for that purpose, the minutes of the meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

(b)	See that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c)	Be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d)	Ensure that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e)	In general, perform all the duties incident to the office of Secretary and such other duties as from time-to-time may be assigned to him by the Board of Directors or the President.

Section 9. Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody, and disbursements of corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

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ARTICLE V

INDEMNIFICATION

The Corporation, by action of the Board of Directors, may, to the fullest extent permitted by the General Corporation Law of the State of Nevada, indemnify any and all persons who it shall have power to indemnify against any and all of the expenses, liabilities, or other matters for which indemnification may be available.

ARTICLE VI

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of such year.

ARTICLE VII

SEAL

The Board of Directors shall provide a corporate seal, which shall be in the form of the name of the Corporation and the words and figures “Corporate Seal 1991, Nevada”.

ARTICLE VIII

AMENDMENTS

These By-Laws may be amended or repealed, or new By-Laws may be adopted, (1) at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders, present or in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting; (2) by written consent of the stockholders pursuant to Section II of Article I; or (3) by action of the Board of Directors.

I, the undersigned, Secretary of the Corporation, do hereby certify that the foregoing is a true, complete, and accurate copy of the By-Laws of Coates International, Ltd., duly adopted by unanimous written consent of the Board of Directors of the 7th day of May, 2018, and I do further certify that these By-Laws have not since been altered, amended, repealed, or rescinded, and are now in full force and effect.

/s/ Gregory G. Coates
Gregory G. Coates
Secretary

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